Exhibit 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 30, 2011, by and between OXFORD FINANCE LLC (successor in interest to Oxford Finance Corporation; in its individual capacity, “Oxford”; in its capacity as Administrative Agent, “Administrative Agent”; collectively with the other Lenders from time to time a party to the Loan Agreement (as defined below), the “Lenders,” and Oxford and each such lender individually, a “Lender”) and ZOGENIX, INC., a Delaware corporation (“Borrower”), with its principal place of business at 12671 High Bluff Drive, Suite 200, San Diego, California 92130.

RECITALS

A. Administrative Agent, Borrower and the Lenders have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 8, 2010 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. The Lenders extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Administrative Agent and the Lenders amend the Loan Agreement to (i) consent to the entry by Borrower into the Cowen Financing Documents (as defined below); (ii) extend the interest-only period relating to the Growth Capital Advance; (iii) amend the description of Collateral; and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Administrative Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (b) (Growth Capital Loan Facility; Repayment). The second sentence of Section 2.1.1(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Commencing on the Growth Capital Amortization Date and continuing thereafter during the Growth Capital Repayment Period on the first day of each successive calendar month (each a “Growth Capital Scheduled Payment Date”), Borrower shall make twenty-four (24) equal monthly payments of principal and interest, in arrears, which would fully amortize the outstanding amount of the Growth Capital Advance as of the Growth Capital Amortization Date over the Growth Capital Repayment Period (individually, the “Growth Capital Scheduled Payment”, and collectively, “Growth Capital Scheduled Payments”).”

2.2 Section 5.3 (Intellectual Property). Section 5.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“5.3 Intellectual Property. Borrower owns, is licensed to use or otherwise has the right to use its Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. (i) Each patent owned by Borrower and material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business. Except as set forth in the Cowen Financing Documents, Borrower has not entered into, nor will it enter into any other agreement or financing arrangement in which a pledge or negative pledge in Borrower’s Intellectual Property is granted to any other party. Borrower owns or has rights to use all Intellectual Property material to the conduct of its business as now or heretofore conducted by it. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that (i) prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (ii) for which a default under or termination of could interfere with Administrative Agent’s right to sell any Collateral. Borrower shall provide written notice to Administrative Agent within ten (10) days of entering into or becoming bound by any license or agreement (other than over-the-counter software that is commercially available to the public) that restricts Borrower’s rights to grant security under such license or agreement to Administrative Agent. Borrower shall take such commercially reasonable steps as Administrative Agent requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) all licenses or agreements to be deemed “Collateral” and for Administrative Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (ii) Administrative Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.”

2.3 Section 6.2 (Financial Statements, Reports, Certificates). New Section 6.2(g) hereby is added to the Loan Agreement to read as follows:

“(g) prompt notice of (A) any material change in the composition of the Intellectual Property, (B) notice of the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark, and (C) prompt notice of Borrower’s knowledge of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property.”

2.4 Section 6.7 (Protection of Intellectual Property Rights). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“6.7 Protection of Intellectual Property Rights. To the extent Borrower has the right to do so, Borrower shall: (a) protect, defend and maintain the validity and enforceability of its Intellectual Property that is consistent with its sound business judgment and that is material to Borrower’s business; (b) promptly advise Administrative Agent in writing of material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Administrative Agent’s written consent. If Borrower (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower shall provide written notice thereof to Administrative Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Administrative Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Administrative Agent in such property. If Borrower decides to register any copyrights or mask works in the United States Copyright Office, Borrower shall:

(x) provide Administrative Agent and each Lender with at least ten (10) days’ prior written notice of Borrower’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Administrative Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Administrative Agent in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Administrative Agent with evidence of the recording of the intellectual property security agreement necessary for Administrative Agent to perfect and maintain a first priority perfected security interest in such property.”

2.5 Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 hereby are added or amended in their entirety and replaced with the following:

“Cowen” means Cowen Healthcare Royalty Partners II, L.P., a Delaware limited partnership.

“Cowen Financing” means the transactions effectuated by the Cowen Financing Documents.

“Cowen Financing Agreement” means that certain Financing Agreement dated as of the First Amendment Date by and between Borrower and Cowen.

“Cowen Financing Documents” means, collectively, the Cowen Financing Agreement, that certain Security Agreement dated as of the First Amendment Date by and between Borrower and Cowen, that certain Assignment dated as of the First Amendment Date by and between Borrower and Cowen, that certain Stock and Warrant Purchase Agreement dated as of the First Amendment Date by and between Borrower and Cowen, and any other documents, instruments, certificates and/or agreements necessary to, and executed in connection with, the Cowen Financing Agreement, together with all schedules and exhibits thereto; all in form and substance reasonably acceptable to Administrative Agent and attached hereto as Annex X.

“Cowen Indebtedness” means the Indebtedness owing by Borrower to Cowen under the Cowen Financing Documents.

“Cowen Lien” means the Lien granted by Borrower to secure repayment of the Cowen Indebtedness.

“Cowen Subordination Agreement” means that certain Subordination and Intercreditor Agreement among Cowen, Administrative Agent, Lenders and Borrower, dated as of the First Amendment Date, in form and content acceptable to Administrative Agent and Lenders.

“First Amendment” means that certain First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of the First Amendment Date, by and among Borrower and Administrative Agent.

“First Amendment Date” means June 30, 2011.

“Growth Capital Amortization Date” means February 1, 2012.

“Growth Capital Repayment Period” is a period of time equal to twenty-four (24) consecutive months commencing on the Growth Capital Amortization Date.

“Intellectual Property” includes all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, trade names, service marks, mask works, rights of use of any name, domain names, or any other similar rights, any applications therefor, whether registered or not, and the goodwill of the business of any Person connected with and symbolized thereby, know-how, operating manuals, trade secret rights, clinical and non-clinical data, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case that it is owned or controlled or licensed by Borrower or its subsidiaries during the term of this Agreement.

“IP Agreement” means that certain Intellectual Property Security Agreement dated as of the First Amendment Date by and between Borrower and Administrative Agent.

“Loan Documents” are, collectively, this Agreement, the IP Agreement, the Warrants, the Perfection Certificate, the Disbursement Letter, the Side Letter, the Cowen Subordination Agreement, any Note or Notes, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of any Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

“Warrants” are that certain Warrant to Purchase Stock executed by Borrower in favor of Bank and delivered to Bank in connection with the Original Agreement, those certain Warrants to Purchase Stock executed by Borrower in favor of Oxford and delivered to Oxford in connection with the Original Agreement, and those certain Warrants to Purchase Stock executed by Borrower in favor of Oxford and Bank and delivered to Oxford and Bank in connection with the First Amendment.

(a) Clause (g) of the defined term “Permitted Indebtedness” hereby is amended and restated in its entirety to read as follows

“(g) the Cowen Indebtedness, provided the Cowen Indebtedness is subject to the terms and conditions of the Cowen Subordination Agreement; and”

(b) Clause (k) of the defined term “Permitted Liens” hereby is amended and restated in its entirety to read as follows:

“(k) the Cowen Lien, provided the Cowen Lien is subject to the terms and conditions of the Cowen Subordination Agreement.”

2.6 Borrower’s Annual Projections for 2011 are the projections approved by Borrower’s Board of Director’s on June 30, 2011, and delivered to Administrative Agent and the Lenders on June 29, 2011.

2.7 Exhibit A attached to the Loan Agreement hereby is replaced in its entirety with Exhibit A attached hereto.

2.8 Subject to Administrative Agent’s receipt of the Cowen Subordination Agreement, Administrative Agent and the Lenders hereby consent to the Cowen Financing and the execution, delivery and performance by Borrower of the Cowen Financing Documents.

2.9 Administrative Agent and the Lenders hereby consent to the repayment by Borrower of Indebtedness owed to General Electric Capital Corporation pursuant to the GE Document in an amount not to exceed Two Hundred Thousand Dollars ($200,000); provided that, Borrower shall provide to Administrative Agent, within thirty (30) days of the First Amendment Date, evidence in form and content reasonably acceptable to Administrative Agent, of the termination of all liens and security interests of General Electric Capital Corporation in any assets of Borrower.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Administrative Agent as follows:

4.1 Immediately after giving effect to this Amendment and the Cowen Financing, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Administrative Agent in connection with the execution of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness This Amendment shall be deemed effective upon (a) the due execution and delivery to Administrative Agent of this Amendment by each party hereto; (b) the due execution and delivery to Administrative Agent of the IP Agreement; (c) the filing of a UCC Financing Statement Amendment, amending the Collateral description; (d) the due execution and delivery to Administrative Agent of updated Borrowing Resolutions for Borrower in the form attached hereto; (e) payment by Borrower of a consent fee in the amount of (x) [***]; which amounts may be debited (or ACH’d) from Borrower’s account designated by Borrower to Lenders prior to the First Amendment Date; (f) payment by Borrower of all unpaid Lender Expenses incurred to date, which may be debited from any of Borrower’s accounts; (g) due execution and delivery to Administrative Agent of (1) copies of the Cowen Financing Documents, and (2) originals of the Cowen Subordination Agreement; (h) a Payoff Letter from General Electric Capital Corporation with respect to the GE Document; and (i) due execution and delivery of the Warrants entered into in connection with this Amendment. Borrower shall provide to the Administrative Agent a new (and/or updated) Perfection Certificate(s) prepared with respect to, and duly executed by, Borrower no later than [***] after the effective date of this Amendment.

[Signature page follows.]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ADMINISTRATIVE AGENT and LENDER:		BORROWER:

OXFORD FINANCE LLC		ZOGENIX, INC.

By:	/s/ John G. Henderson	By:	/s/ Ann Rhoads
Name:	John G. Henderson	Name:	Ann Rhoads
Title:	Vice President and General Counsel	Title:	Chief Financial Officer

LENDER:

SILICON VALLEY BANK

By:	/s/ Derek Brunelle
Name:	Derek Brunelle
Title:	Deal Team Leader

[Signature Page to First Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT A

Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including all Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States (in the event that Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code).

ANNEX X

(Cowen Financing Documents)

See Exhibits 10.2 and 10.3 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 11, 2011

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:	ZOGENIX, INC.	DATE: June 30, 2011
ADMINISTRATIVE AGENT:	OXFORD FINANCE LLC

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Administrative Agent may rely on them until Administrative Agent receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from the Lenders.

Execute Loan Documents. Execute any loan documents Administrative Agent requires.

Grant Security. Grant Administrative Agent a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from financial institutions.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

ZOGENIX, INC.

By:

Name:

Title:

***	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 5 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                  of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

                [print title]

By:

Name:

Title: